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                                                                      EXHIBIT 5

                        PIETRANTONI MENDEZ & ALVAREZ LLP
                       BANCO POPULAR CENTER - SUITE 1901
                            209 MUNOZ RIVERA AVENUE
                          SAN JUAN, PUERTO RICO 00918
                           SWITCHBOARD (787) 274-1212
                           TELECOPIER (787) 274-1470





                                          October 12, 1999



Doral Financial Corporation
Doral Properties, Inc.
1159 Franklin D. Roosevelt Avenue
San Juan, Puerto Rico 00920


       Re:    Doral Financial Corporation
              Doral Properties, Inc.
              Registration Statement on Form S-3 (File Nos. 333-83877 and 333-83877-01)


Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form S-3 (File Nos. 333-83877 and 333-83877-01) dated July 27, 1999, as amended by a Pre-Effective Amendment No. 1 dated the date hereof (the "Registration Statement") filed by Doral Financial Corporation, a Puerto Rico corporation (the "Guarantor") and Doral Properties, Inc., a Puerto Rico corporation (the "Borrower"), relating to the undivided interests in a loan and guaranty agreement to be entered into by and among Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority ("AFICA"), the Borrower and the Guarantor in connection with the issuance by AFICA of $44,425,000 of its Industrial Revenue Bonds, 1999 Series A (Doral Financial Center Project) (the "Bonds"), which undivided interests (the "Securities") will be registered under the Securities Act of 1933, as amended. The Bonds will be issued pursuant to a trust agreement to be entered into by and between AFICA and Citibank, N.A., as trustee (the "Trustee"). The proceeds of the Bonds will be loaned by AFICA to the Borrower pursuant to such loan and guaranty

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agreement, and the loan and guaranty agreement will be assigned to the Trustee under the trust agreement.

         We advise you that we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the certificate of incorporation and by-laws of each of the Borrower and the Guarantor; (ii) the draft loan and guaranty agreement filed as an exhibit to the Registration Statement (the "Loan Agreement"); (iii) the draft trust agreement filed as an exhibit to the Registration Statement (the "Trust Agreement"); and (iv) such other documents, instruments and certificates of officers and representatives of the Borrower, the Guarantor and public officials, and we have made such examination of law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified or photostatic copies.

         We have assumed that the Loan Agreement shall have been duly authorized, executed and delivered by the Borrower, the Guarantor and AFICA and that the Trust Agreement shall have been duly authorized, executed and delivered by AFICA and the Trustee, all to be completed timely in the manner presently proposed in the Registration Statement.

         We have also assumed that AFICA and the Trustee shall be duly organized, validly existing and in good standing under the laws of their respective jurisdiction of organization and duly qualified to engage in the activities contemplated by the Loan Agreement and the Trust Agreement, respectively. We have also assumed that the Loan Agreement and the Trust Agreement constitute the legally valid, binding and enforceable obligations of AFICA enforceable against AFICA in accordance with their terms and that the Trust Agreement constitutes the legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms.


         Based upon the foregoing, and upon the taking of the actions described above, it is our opinion that the Securities will have been duly authorized by the Borrower and the Guarantor and when the Registration Statement shall have been declared effective, the Loan Agreement and the Trust Agreement shall have been duly executed by all parties thereto in the forms filed as exhibits to the Registration Statement, and the Securities shall have been sold and delivered as contemplated by the Registration Statement, the Securities will be entitled to the benefits of the



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Trust Agreement, and the Securities will constitute a valid and legally binding obligation of the Borrower and the Guarantor, enforceable against the Borrower and the Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency and other laws affecting creditors' rights generally and by equitable principles limiting the availability of remedies and the discretion of the court before which any proceeding therefor may be brought.


         We are attorneys admitted to practice in the Commonwealth of Puerto Rico. We express no opinion herein concerning the laws of any jurisdiction other than the laws of the United States of America and the Commonwealth of Puerto Rico.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we further consent to the reference made to us under the caption "Legal Matters" in the Official Statement and Prospectus. In giving the foregoing consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          /s/ Pietrantoni Mendez & Alvarez LLP


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